UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - March 28, 2022

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As previously reported, on January 28, 2022, Oncor Electric Delivery Company LLC (“Oncor”) entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) among Oncor, as borrower, the lenders listed therein (the “Lenders”), PNC Bank, National Association (“PNC”), as administrative agent for the Lenders and as a Lender, and the other financial institutions party thereto. The Term Loan Agreement, which matures on April 29, 2023, provides for a term loan credit facility in an aggregate principal amount of $1.3 billion. Oncor may borrow up to the full amount of the term loan credit facility in up to four borrowings, which may be made, at Oncor’s option, at any time before April 28, 2022. Oncor previously borrowed $400 million on January 28, 2022 and $600 million on February 28, 2022 under the Term Loan Agreement.

On March 28, 2022, Oncor borrowed an additional $185 million under the Term Loan Agreement. As a result, Oncor has borrowed $1.185 billion aggregate principal amount of the $1.3 billion aggregate principal amount available under the Term Loan Agreement. Oncor used the proceeds for general corporate purposes, including repayment of outstanding commercial paper notes. Loans under the Term Loan Agreement bear interest, at Oncor’s option, at either (i) an adjusted term secured overnight financing rate (“SOFR”) (calculated based on one-month term SOFR as of a specified date, plus an adjustment of 0.10% (the “SOFR Adjustment”)) plus a spread of 0.575%, (ii) an adjusted daily simple SOFR (calculated based on daily simple SOFR as of a specified date, plus the SOFR Adjustment) plus a spread of 0.575%, or (iii) for any day, at a rate equal to the greatest of: (1) the prime rate publicly announced by PNC on such date, (2) the federal funds effective rate on such date plus 0.50%, and (3) daily simple SOFR on such date, plus 1%.

Additional details regarding the Term Loan Agreement are contained in Item 1.01 and Item 2.03 of Oncor’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2022 (“Prior 8-K”) and are incorporated herein by reference. The foregoing discussion of the terms of the Term Loan Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Term Loan Agreement filed as Exhibit 10.1 to the Prior 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: March 29, 2022